EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 26, 1996 included in Equinox Systems Inc.'s Form 10-K for the year ended December 31, 1995.





ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  August 9, 1996.